BlackRock Enhanced Capital and Income Fund, Inc.

Cusip: 09256A109

Ticker: CII

Record Date	December 16, 2022

Pay Date	December 30, 2022

Distribution Amount per share	$1.005870

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

				% Breakdown of the
		% Breakdown	Total Cumulative	Total Cumulative
		of the Current	Distributions for the	Distributions for the
	Current Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date

Net Income	$0.009769	1%	$0.060860	2%
Net Realized Short-Term Capital Gains	$-	0%	$0.431470	21%
Net Realized Long-Term Capital Gains	$0.996101	99%	$1.608040	77%

Return of Capital	$-	0%	$-	0%

Total (per common share)	$1.005870	100%	$2.100370	100%

Average annual total return (in relation to NAV) for the 5-year period ending on November 30, 2022				8.93%

Annualized current distribution rate expressed as a percentage of NAV as of November 30, 2022				6.19%

Cumulative total return (in relation to NAV) for the fiscal year through November 30, 2022				-7.58%

Cumulative fiscal year distributions as a percentage of NAV as of November 30, 2022				5.68%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052

BlackRock Enhanced Capital and Income Fund, Inc.

Cusip: 09256A109

Ticker: CII

Record Date	January 13, 2023
Pay Date	January 31, 2023

Distribution Amount per share	$0.099500

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

				% Breakdown of the
		% Breakdown	Total Cumulative	Total Cumulative
		of the Current	Distributions for the	Distributions for the
	Current Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date

Net Income	$0.001603	1%	$0.001603	1%
Net Realized Short-Term Capital Gains	$0.038475	39%	$0.038475	39%
Net Realized Long-Term Capital Gains	$0.059422	60%	$0.059422	60%

Return of Capital	$-	0%	$-	0%

Total (per common share)	$0.099500	100%	$0.099500	100%

Average annual total return (in relation to NAV) for the 5-year period ending on December 31, 2022				7.92%

Annualized current distribution rate expressed as a percentage of NAV as of December 31, 2022				6.80%

Cumulative total return (in relation to NAV) for the fiscal year through December 31, 2022				-10.95%

Cumulative fiscal year distributions as a percentage of NAV as of December 31, 2022				11.97%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052